SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                              LaPorte Bancorp, Inc.
                              ---------------------
             (Exact Name of Registrant as Specified in Its Charter)


            United States                            To be applied for
----------------------------------------    ------------------------------------
(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)


         710 Indiana Avenue
         LaPorte, Indiana                                    45350
--------------------------------------------             -------------
(Address of Principal Executive Offices)                  (Zip Code)

If this form relates to the               If this form relates to the
registration of a class of securities     registration of a class of securities
pursuant to Section 12(b) of the          pursuant to Section 12(g) of the
Exchange Act and is effective             Exchange Act and is effective
pursuant to General Instruction           pursuant to General Instruction
A.(c), please check the following         A.(d), please check the following
box.   [x]                                box.   [ ]

     Securities Act registration statement file number to which this form relates: 333-143526
         ----------

     Securities to be registered pursuant to Section 12(b) of the Act:

     Common Stock, par value $0.01 per share       The Nasdaq Stock Market, LLC
     ---------------------------------------------------------------------------
         (Title of Class)                        (Name of Each Exchange on Which
                                                 Each Class is to be Registered)

         Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                      ----
                                (Title of Class)

Item 1.  Description of Registrant's Securities to be Registered.
-----------------------------------------------------------------

     For a description of the Registrant's securities, reference is made to "Description of LaPorte Bancorp Capital Stock" and "Our Dividend Policy" in the Registrant's Registration Statement on Form S-1, as amended (File No. 333-143526), which is hereby incorporated by reference. For a description of the provisions of the Registrant's Charter and Bylaws that may render a change in control of the Registrant more difficult, reference is made to "Restrictions on Acquisition of LaPorte Bancorp, LaPorte Savings Bank, MHC and The LaPorte Savings Bank" in the Registrant's prospectus.

Item 2.  Exhibits.
------------------

1. Registration Statement on Form S-1 (Registration Number 333-143526) dated June 5, 2007, as amended on July 11, 2007, July 27, 2007, August 6, 2007, August 9, 2007, September 19, 2007 is hereby incorporated by reference.

2. Charter (incorporated by reference to Exhibit 3.1 of the Registration Statement on Form S-1 as filed on June 5, 2007, as amended on July 11, 2007, July 27, 2007, August 6, 2007, August 9, 2007, September 19,
          2007).

3. Bylaws (incorporated by reference to Exhibit 3.2 of the Registration Statement on Form S-1 as filed on June 5, 2007, as amended on July 11, 2007, July 27, 2007, August 6, 2007, August 9, 2007, September 19,
          2007).

4. Specimen Stock Certificate (incorporated by reference to Exhibit 4 of the Registration Statement on Form S-1 as filed on June 5, 2007, as amended on July 11, 2007, July 27, 2007, August 6, 2007, August 9, 2007, September 19, 2007).

                                    SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934 the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                      LAPORTE BANCORP



Date:    October 9, 2007          By: /s/ Lee A. Brady
                                      -------------------------------------
                                      Lee A. Brady
                                      President and Chief Executive Officer
                                      (Duly Authorized Representative)